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Exhibit 10.3(d)

SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 14th day of December, 2004 by and among DOLLAR FINANCIAL GROUP, INC., a New York corporation (the "Company"), DOLLAR FINANCIAL CORP. (formerly known as DFG Holdings, Inc.), a Delaware corporation (the "Parent"), the lenders currently party to the Credit Agreement referred to below (the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

        A.    Pursuant to that certain Second Amended and Restated Credit Agreement dated as of November 13, 2003 by and among the Company, the Parent, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and conditions set forth therein.

        B.    The Parent and the Company have asked the Administrative Agent and the Lenders to amend the Credit Agreement in certain respects and the Administrative Agent and the Lenders have agreed to such request on the terms and subject to the conditions set forth more particularly below.

        NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.    Permitted Distributions.    To reflect the agreement of the parties hereto to modify the covenant in the Credit Agreement regarding permitted distributions by the Company to the Parent:

          (a)   Paragraph 8(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(e)    Payment of Dividends.    Declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except, and if but only if at the date such dividends are declared and at the date such dividends are to be paid (and both before and after giving effect to the payment thereof) there does not exist an Event of Default or Potential Default, dividends and other distributions in a dollar amount necessary to permit the Parent to:

              (1)   Prior to the consummation of the Parent IPO and termination and cancellation of the Management Services Agreement, pay management fees to Leonard Green & Partners, L.P. and its Affiliates to the extent such management fees are permitted pursuant to Paragraph 8(k) below;

              (2)   Pay taxes payable by the Parent on account of income derived from operations of the Company and other Subsidiaries of the Parent;

              (3)   Redeem or otherwise repurchase stock, stock equivalents or stock options issued by the Parent owned by former employees, former directors or former officers of the Company and its Subsidiaries for an aggregate purchase price for all such stock, stock equivalents and stock options not to exceed $1,000,000.00 in any fiscal year or $3,000,000.00 in the aggregate from and after the Effective Date, in each case plus the aggregate amount of Net Cash Proceeds received by the Parent following the Effective Date from the issuance by the Parent of equity securities to employees, directors or officers of the Company and its Subsidiaries and minus the aggregate amount of repurchases made pursuant to this subparagraph (3) following the Effective Date; provided, however, that in no event shall the aggregate dollar amount of all such redemptions and repurchases exceed $5,000,000.00 from and after the Effective Date; and, provided further, that notwithstanding the limitations contained herein, the Parent may redeem and repurchase additional stock, stock equivalents and stock options in any fiscal year in an additional aggregate amount equal to key man life insurance proceeds which it receives in such fiscal year;

              (4)   Pay overhead and operating expenses, provided that such dividends shall be in an amount not to exceed $1,000,000.00 in any fiscal year;

              (5)   Until the Parent IPO shall have been consummated and the New Parent Notes redeemed in full, fund, from time to time after the Effective Date, costs and expenses in an amount not to exceed $5,000,000.00 in the aggregate, incurred in connection with the exchange of certain outstanding notes of the Parent for New Parent Notes and the refinancing payment required to be paid upon the issuance of the New Parent Notes and the registration of the New Parent Notes in accordance with the terms of those certain Purchase Agreements of even date herewith between the Parent and certain holders of notes issued by the Parent and outstanding following the Effective Date;

              (6)   Until the Parent IPO shall have been consummated and the New Parent Notes redeemed in full, pay, following the fifth anniversary of the Effective Date, interest due and payable on the New Parent Notes; provided, however, that as an additional condition precedent to the right to pay any such dividend, the Company shall be in compliance with the requirements of Paragraph 8(i)(2) below for the four calendar quarters ending on the last day of the most recent calendar quarter preceding the date of payment thereof; provided, however, that: (i) for purposes of computation of compliance with the requirements of Paragraph 8(i)(2) below on the first date the Company intends to pay interest on the New Parent Notes, Debt Service for the applicable four calendar quarters shall be deemed to include twice the amount of interest to be paid on such first payment date notwithstanding that it was not paid during such four calendar quarters, and (ii) for purposes of computation of compliance with the requirements of Paragraph 8(i)(2) below on the second date the Company intends to pay interest on the New Parent Notes, Debt Service for the applicable four calendar quarters shall be deemed to include the amount of interest to be paid on such second payment date notwithstanding that it was not paid during such four calendar quarters;

              (7)   Redeem up to $20,000,000.00 in aggregate principal amount of New Parent Notes with the proceeds of the 2004 Add-On Senior Notes and cash on hand at the Company and/or borrowings under the Credit Agreement; and

              (8)   No more frequently than once during any fiscal quarter, commencing with the fiscal quarter ending March 31, 2005, redeem, in whole or in part, and/or pay interest with respect to the New Parent Notes (each a "Permitted Parent Note Dividend") in an amount not to exceed that amount which could be distributed at such date under

      Section 5.07 of the Senior Noteholder Indenture, subject to the following additional conditions:

                (i)    The Company shall have delivered to the Administrative and the Lenders: (y) the financial statements and Compliance Certificate required to be delivered pursuant to Paragraphs 7(a)(3) and 7(a)(5) above, and (z) concurrently with the delivery of such financial statements and Compliance Certificate, a calculation, certified by the chief financial officer of the Company and in form and detail satisfactory to the Administrative Agent, setting forth the maximum dollar amount of Net Income for such fiscal quarter, which, assuming the same had been distributed during such fiscal quarter and included along with all other Permitted Parent Note Dividends made in the immediately preceding three fiscal quarters in Debt Service for purposes of calculating compliance by the Company with the Fixed Charge Coverage Ratio as of the last day of such fiscal quarter, would not cause the Company to be in breach of the Fixed Charge Coverage Ratio (the "Available Special Dividend Amount") for such fiscal quarter;

                (ii)   The date of the proposed distribution shall be no earlier than five (5) days following the date of delivery of the financial statements, Compliance Certificate and calculation referred to in subparagraph (i) above;

                (iii)  On the third Business Day immediately preceding the proposed distribution date, the Company shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Company in form and detail satisfactory to the Administrative Agent stating that: (y) the average daily dollar amount of Revolving Loans outstanding during the thirty (30) days immediately preceding the date of such certificate did not exceed $20,000,000.00, and (z) the dollar amount of such Permitted Parent Note Dividend will not exceed: a. the Available Special Dividend Amount for such fiscal quarter or b. when taken with the dollar amount of Permitted Parent Note Dividends previously distributed during the current fiscal year, fifty percent (50%) of year-to-date Net Income."

          (b)   The following new definitions are hereby added to the Glossary to the Credit Agreement in proper alphabetical order:

            "'Available Special Dividend Amount' shall have the meaning given such term in Paragraph 8(e)(8)(i) of the Credit Agreement."

            "'Debt Service' shall mean for any period the sum of: (a) cash interest expense, (b) scheduled Debt payments (including required payments of principal on Revolving Loans pursuant to Paragraph 3(f)(3)(ii) of the Credit Agreement), (c) Rental Expense, (d) capitalized lease payments, and (e) the dollar amount of Permitted Parent Note Dividends distributed during such period."

            "'Fixed Charge Coverage Ratio' shall mean, with respect to the Company as of the last day of any fiscal quarter, the Company's consolidated ratio of: (a) EBITDA as of the end of such fiscal quarter for such quarter and the immediately preceding three fiscal quarters, less Capital Expenditures and plus Rental Expense for such fiscal period, to (b) Debt Service for such period."

            "'Permitted Parent Note Dividend' shall have the meaning given such term in Paragraph 8(e)(8) of the Credit Agreement."

          (c)   The Company has requested that, in addition to the Permitted Parent Note Dividends permitted pursuant to Paragraph 8(e)(8) above, it be permitted to make a one-time distribution to the Parent for the purpose of redeeming and/or paying interest with respect to the New Parent Notes on or before December 31, 2004 in the amount of $3,610,336.00. Notwithstanding anything contained in the Credit Agreement, the Administrative Agent and the Lenders hereby consent such distribution if but only if on the third Business Day immediately preceding the proposed distribution date, the Company shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Company stating that: (1) both before and immediately after giving effect to such distribution there does and will not exist an Event of Default or Potential Default, and (2) the average daily dollar amount of Revolving Loans outstanding during the thirty (30) days immediately preceding the date of such certificate did not exceed $20,000,000.00.

        2.    Fixed Charge Coverage Ratio.    To reflect the agreement of the parties hereto to modify the covenant set forth in Paragraph 8(i)(2) of the Credit Agreement, Paragraph 8(i)(2) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(2) The Fixed Charge Coverage Ratio to be less than:

As of Fiscal Quarter Ending	Required Ratio
December 31, 2004	1.40:1.00
March 31, 2005	1.40:1.00
June 30, 2005	1.40:1.00
September 30, 2005	1.40:1.00
December 31, 2005	1.40:1.00
March 31, 2006	1.40:1.00
June 30, 2006	1.40:1.00
September 30, 2006	1.45:1.00
December 31, 2006	1.45:1.00
March 31, 2007	1.45:1.00
June 30, 2007	1.45:1.00
September 30, 2007	1.50:1.00
December 31, 2007	1.50:1.00
March 31, 2008	1.50:1.00
June 30, 2008	1.50:1.00
September 30, 2008	1.50:1.00	"

        3.    Capital Expenditures.    To reflect the agreement of the parties hereto to modify the amount of Capital Expenditures that may be made in any fiscal year, Paragraph 8(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "8(j)    Capital Expenditures.    And shall not permit any Subsidiary to, make or commit to make (by way of acquisition of the securities of any Person or otherwise), Capital Expenditures, taken in the aggregate for the Parent, the Company and the other Subsidiaries of the Parent during any fiscal year in excess of twenty five percent (25%) of EBITDA of the Parent and its consolidated Subsidiaries for the immediately preceding fiscal year; provided, however, that prior to the delivery of the annual audited financial statements for the immediately preceding fiscal year required pursuant to Paragraph 7(a) above, Capital Expenditures of the Parent and its consolidated Subsidiaries shall not exceed a dollar amount equal to thirty five percent (35%) of the maximum limitation on Capital Expenditures during the immediately preceding fiscal year."

        4.    Effective Date.    This Amendment shall be effective as of the date first written above upon the date that the Administrative Agent shall have received:

          (a)   This Amendment, duly executed by the parties signatory hereto; and

          (b)   Such corporate resolutions, incumbency certificates and other authorizations from the Company, the Parent and each Subsidiary Guarantor as the Administrative Agent may reasonably request.

        5.    Reaffirmation of the Loan Documents.    The Company and each of the Guarantors, by executing this Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the terms "Obligations," "Guaranteed Obligations" and "Senior Obligations" as used in the Loan Documents include, without limitation, the Obligations of Company under the Credit Agreement as amended by this Amendment (and including, without limitation, the obligations of the Company hereunder), and (c) except as expressly amended and waived hereby, the Loan Documents remain in full force and effect as written and constitute valid, enforceable obligations of such Persons, as applicable.

        6.    Representations and Warranties.    The Company and each of the Guarantors, by executing this Amendment as provided below, hereby represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that:

          (a)   It has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

          (b)   This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

          (c)   On the date of this Amendment, there does not exist a Event of Default or Potential Default other than as expressly waived pursuant hereto.

          (d)   None of such Persons has any existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents.

        7.    No Other Amendment.    Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

        8.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Signatures Page Following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

DOLLAR FINANCIAL GROUP, INC., a New York corporation

By:	/s/ DONALD GAYHARDT
Name:	Donald Gayhardt, President

DOLLAR FINANCIAL CORP. (formerly known as DFG Holdings, Inc.), a Delaware corporation

By:	/s/ DONALD GAYHARDT
Name:	Donald Gayhardt, President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ ALEX Y. KIM
Name:	Alex Y. Kim
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as the Syndication Agent and a Lender

By:	/s/ EREZ LEVI
Name:	Erez Levi
Title:	Assistant Vice President

CITICORP NORTH AMERICA, INC., as Documentation Agent and a Lender

By:	/s/ ROCKWELL LOWE
Name:	Rockwell Lowe
Title:	VP

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Lender

By:	/s/ JAY CHALL
Name:	Jay Chall
Title:	Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ JOSHUA C. BECKER
Name:	Joshua C. Becker
Title:	Assistant Vice President

ACKNOWLEDGED AND AGREED TO BY:

ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEYMART, INC.
MONEY MART EXPRESS, INC.
PACIFIC RING ENTERPRISES, INC.
QTV HOLDINGS, INC.

By:

Name:

Title:

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  Exhibit 10.3(d)